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                                                                     Exhibit 4.2


              INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

         INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dates as of February 12, 2002 (the "Instrument") by and among Res-Care, Inc., a corporation, duly organized and existing under of the laws of the Commonwealth of Kentucky, having its principal office at Louisville, Kentucky (the "Company"), Wells Fargo Bank Minnesota, National Association, a national banking association duly organized and existing under the laws of the United States of America (the "Successor Trustee"), and National City Bank, a national banking association duly organized and existing under the laws of the United States of America as trustee (the "Trustee").

         WHEREAS, the Company has duly provided for the issuance pursuant to an Indenture, dated as of November 15, 2001 (the "Indenture") of its 10 5/8% Senior Notes due 2008, in the aggregate principal amount of $150,000,000 (the "Notes"), all pursuant to and secured by the Indenture providing for the issuance of the Notes;

         WHEREAS, the Company appointed the Trustee under the Indenture;

         WHEREAS, the Indenture provides that the Trustee may at any time resign as the trustee under the Indenture;

         WHEREAS, the Trustee desires to resign as Trustee upon the execution of this Instrument.

         WHEREAS, the Indenture further provides that the Company shall promptly appoint a successor trustee;

         WHEREAS, the Company wishes to appoint Wells Fargo Bank Minnesota, National Association as Successor Trustee;

         WHEREAS, the Indenture provides that the Successor Trustee shall execute, acknowledge and deliver to the Company and to the Trustee an instrument accepting such appointment and thereupon the resignation of the Trustee shall become effective and such Successor Trustee without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the Trustee;

         WHEREAS, the Indenture further provides that no successor Trustee shall accept appointment as such unless at the time it is qualified and eligible under the Indenture.

         WHEREAS, Wells Fargo Bank Minnesota, National Association is qualified, eligible and willing to accept such appointment as Successor Trustee;

         NOW THEREFORE, THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, WITNESSETH; that for an in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,


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it is hereby covenanted, declared and decreed by the Company, the Successor
Trustee and the Trustee as follows:

         1. The Trustee hereby resigns from its position as Trustee under the Indenture; provided, however, the resignation of the Trustee and its discharge from the trust created by the Indenture shall be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

         2. The Company, in the exercise of the authority vested in it by the Indenture hereby appoints Wells Fargo Bank Minnesota, National Association as Successor Trustee, with all rights, powers, trusts, duties and obligations under the Indenture, such appointment to be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

         3. Successor Trustee hereby represents that it is qualified and eligible under the provisions of the Indenture to be appointed successor Trustee, and hereby accepts its appointment as successor Trustee, effective as of the date hereof upon the execution and delivery of this Instrument by all parties hereto, and hereby assumes the rights, powers, trusts, duties and obligations of the Trustee, under the Indenture, subject to all terms and provisions therein contained.

         4. Trustee hereby grants, gives, bargains, sells, releases, conveys, confirms, assigns, transfers and sets over to Successor Trustee and its successors and assigns, all rights, title and interest of Trustee in and to the trust estate and all rights, powers and trusts under the Indenture; and Trustee does hereby pay over, assign and deliver to Successor Trustee any and all money, if any, and property, if any, held by Trustee; and the Company for the purpose of more fully and certainly vesting in and confirming to Successor Trustee said estate, properties, rights, powers and, at the request of Successor Trustee, joins in the execution hereof.

         5. Notwithstanding the removal of the Trustee under the Indenture, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Trustee in connection with its trusteeship under the Indenture.

         6. This Instrument may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         7. This instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

                            (Signature page follows)


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         IN WITNESS WHEREOF, the parties hereto have caused this Instrument of
Resignation, Appointment and Acceptance to be duly executed all as of the day and year first above written.

                                           RES-CARE, INC.


                                           By:  /s/ R. Dan Brice
                                           Title: VP & Treasurer


                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION, as
                                           Successor Trustee


                                           By:  /s/ Robert L. Reynolds
                                           Title:  Vice President


                                           NATIONAL CITY BANK


                                           By:  /s/ H. E. Cockrell
                                           Title:  Vice President